Execution Version

SENTO CORPORATION

SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This Series C Convertible Preferred Stock Purchase Agreement (the “Agreement”) is entered into as of August 17, 2007, by and among Sento Corporation, a Utah corporation (the “Company”) and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).

RECITALS

WHEREAS, the Purchasers have entered into a Last Out Participation Agreement with Silicon Valley Bank (the “Bank”) dated June 18, 2007 (the “Participation Agreement”), pursuant to which the Purchasers have paid $450,000 to the Bank to induce the Bank to increase the amount which it would otherwise loan to the Company;

WHEREAS, the Purchasers and the Company signed a letter agreement dated June 21, 2007 (the “Letter Agreement”) that is superseded by this Agreement;

WHEREAS, the Company has authorized the sale and issuance of an aggregate of 50,000 shares of its Series C Convertible Preferred Stock (the “Shares”);

WHEREAS, the Company is also issuing Non-Negotiable Convertible Promissory Notes to the Purchasers (or their affiliates) in the aggregate principal amount of $350,000 (the “Notes”) to enable it to fulfill its obligations under Sections 6.2 and 8.9 of this Agreement;

WHEREAS, each Purchaser desires to purchase a number of the Shares on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to each Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.	AGREEMENT TO SELL AND PURCHASE.

1.1        Authorization of Shares. On or prior to the Closing (as defined in Section 2.1 below), the Company shall have authorized (i) the sale and issuance to each Purchaser of the Shares, (ii) the issuance to each Purchaser of the Notes and (iii) the issuance of such shares of Common Stock, par value $0.25 per share of the Company (“Common Stock”), to be issued upon conversion of the Shares (the “Conversion Shares”) and upon conversion of the Notes (the “Note Shares”), which are to be purchased at the Closing. The Shares, the Conversion Shares and the Note Shares shall have the rights, preferences, privileges and restrictions set forth in the Articles of

Incorporation, as amended by the Amendment to Articles of Incorporation Designating Rights, Privileges, and Preferences of Series C Convertible Preferred Stock of the Company, in the form attached hereto as Exhibit B (the “Certificate of Designation”).

1.2        Sale and Purchase. In consideration of the execution and delivery of the Participation Agreement by the Investors and the performance by the Investors of their obligations thereunder, and, subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees, severally and not jointly, to purchase from the Company at the Closing the number of Shares set forth opposite such Purchaser’s name on Exhibit A, at a purchase price of $1.00 per Share (the “Purchase Price”), free and clear of all liens and other encumbrances.

SECTION 2.	CLOSING, DELIVERY AND PAYMENT.

2.1        Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing” ) shall take place following the satisfaction of all conditions precedent, at such time or place as the Company and Purchasers may mutually agree (the date of such Closing is hereinafter referred to as the “Closing Date”).

2.2        Delivery. At the Closing, subject to the terms and conditions hereof and in addition to other items to be delivered pursuant to this Agreement, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company.

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C (the “Schedule of Exceptions”), as of the Closing, the Company represents and warrants to each Purchaser as follows:

3.1        Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the state of Utah and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse impact on the Company’s business.

3.2        Corporate Power. The Company has all requisite corporate power to (a) execute, deliver and perform its obligations under this Agreement and all other agreements to which the Company is a party of even date and delivered simultaneously herewith, including, but not limited to the Notes and an Intercreditor and Collateral Agency Agreement (together with this Agreement, the Notes and the Certificate of Designation, the “Investment Documents”), (b) sell the Shares, (c) carry out and perform its obligations under the terms of this Agreement and the Investment Documents and (d) carry out its business as presently conducted or as proposed to be conducted.

3.3        Subsidiaries. The Company does not directly or indirectly, control or have an interest in, any other corporation, association or entity.

3.4        Capitalization. As of immediately prior to the Closing, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, 200,000 of which are designated Series A Preferred Stock (the “Series A Preferred”) and 6,800 of which are designated Series B Convertible Participating Preferred Stock (the “Series B Preferred”). The Series A Preferred and the Series B Preferred have the respective rights, preferences and privileges set forth in the Company’s Restated and Amended Articles of Incorporation as amended, including without limitation the Amendment to Articles of Incorporation Designating Rights, Privileges, and Preferences of Series “A” Preferred Stock and the Certificate of Designation of Series B Convertible Participating Preferred Stock (“Articles”). Immediately prior to the Closing, there are 4,670,526 shares of Common Stock issued and outstanding, no shares of Series A Preferred issued and outstanding and 3,000shares of Series B Preferred issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding preemptive or other rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock, except that pursuant to the Stock Option Plan of the Company (the “Stock Option Plan”) and the Employee Stock Purchase Plan of the Company (the “Stock Purchase Plan”). The Stock Option Plan authorizes the grant of options to employees, consultants, directors and officers of the Company to purchase up to 2,025,000 shares of Common Stock, of which 1,129,616 shares are currently subject to outstanding options. The Stock Purchase Plan authorizes and reserves 250,000 shares of Common Stock for future issuance to employees of the Company. Through the Closing Date, 47,403 shares of Common Stock had been purchased by employees under the Stock Purchase Plan. There are no stock appreciation rights, phantom stock or other rights to participate in the profits of the Company. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes. The capitalization of the Company prior to the Closing, and on a pro forma basis as it will be immediately following the Closing, are set forth on Exhibit D hereto. The Company has furnished Purchasers complete and accurate copies of all plan documents and agreements to issue stock and options under the Stock Option Plan and the Stock Purchase Plan.

3.5	Authorization.

(a)     All corporate action on the part of the Company, its officers, directors and shareholders necessary for (i) the sale and issuance of the Shares pursuant hereto, (ii) the issuance of the Conversion Shares, (iii) the issuance of the Note Shares and (iv) the execution, delivery and performance by the Company of this Agreement and the Investment Documents has been taken or will be taken prior to the Closing hereunder. The Investment Documents are valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor’s rights and rules or laws concerning equitable remedies.

(b)     The Shares, the Conversion Shares and the Note Shares, when issued in compliance with the provisions of this Agreement, the Certificate of Designation and the Notes, will be validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares, the Conversion Shares and the Note Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or otherwise required by such laws at the time a transfer is proposed.

(c)     Except as set forth in this Agreement, no stockholder of the Company or any other person has any right of first refusal or any preemptive rights in connection with the issuance and sale of the Shares or the issuance of the Conversion Shares or the Note Shares.

(d)     Except as set forth in this Agreement, there is no agreement between the Company and any holders of its securities or, to the Company’s knowledge, among any holders of its securities, relating to the sale or transfer (including without limitation agreements related to rights of first refusal, co-sale rights or “drag along” rights) of the capital shares of the Company.

3.6        Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets and good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, encumbrance or charge, other than, or resulting from (a) taxes which have not yet become delinquent and (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or impair the operations of the Company. The Company owns no real property.

3.7        SEC Reports and Financial Statements. Since December 21, 2006, the Company has timely filed with the Securities and Exchange Commission (“SEC”) all forms and documents required to be filed by it (any such forms or documents filed since December 21, 2006 are collectively referred to as the “Company SEC Documents”) under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). As of their respective dates, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included in the Company SEC Documents (such financial statements, including the notes thereto, the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company as at the dates thereof or for the periods presented therein. The Company SEC Documents contain the consolidated balance sheet of the Company dated as of and as at

December  31, 2006 (the “Balance Sheet”) and the consolidated statements of income, consolidated statements of cash flow and consolidated statements of stockholders’ equity for the fiscal quarter ended December 31, 2006.

3.8        No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, choate, inchoate or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred since December 31, 2006 in the ordinary course of business and consistent with past practice that in the aggregate will not have a material adverse effect on the business, properties, prospects, or financial condition of the Company.

3.9        Employees. The Company’s employees are not represented by any labor unions, nor, to the Company’s knowledge, is any union organization campaign in progress or threatened. To the Company’s knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company because of the nature of the business conducted by the Company or for any other reason, and the continued employment by the Company of its present employees will not result in any such violations. The Company is not party to or bound by deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement agreements, severance agreements or any other similar employee benefit plan or obligation covering any of its officers or employees, including without limitation, any agreement to increase the compensation of any officer or employee upon or pursuant to a change of control of the Company. The employment of each officer and employee of the Company is terminable at the will of the Company without triggering severance or other additional compensation. Each officer, employee and consultant of the Company has executed a Confidentiality, Non-Disclosure and Development Assignment Agreement, a copy of which has been made available to the Purchasers and the Company will obtain such signed agreements from each officer, employee and consultant in the future. No former or current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement. The Company is not aware that any of its officers, employees and consultants is in violation of such Confidentiality, Non-Disclosure and Development Assignment Agreement and will use reasonable efforts to prevent any such violation. To the Company’s knowledge, the Company has complied with all applicable state and federal equal employment opportunity and other laws related to employment. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Security Act of 1974, as amended, other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws. The Company has not terminated the employment of any employee of the Company outside of the ordinary course of its business. There are no claims pending or threatened against the Company relating to the termination of employment and the Company is not aware of any basis for any such claim.

3.10      Changes in Conditions. Except as specifically set forth in this Agreement, since December 31, 2006, (a) the Company has not entered into any transaction which was not in the ordinary course of business, (b) there has been no adverse change in the Company’s business, properties, prospects or financial condition,

(c) the Company has not incurred any material tax liability, (d) there has been no resignation or termination of employment of any officer or key employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or key employee that if consummated would constitute an adverse change in the Company’s business, properties, prospects or financial condition, (e) there has been no waiver by the Company of a valuable right or of a debt owing to the Company which would constitute an adverse change in the Company’s business, properties, prospects or financial condition, (f) there has not been any satisfaction or discharge of any lien, claim or encumbrance or any payment of any obligation by the Company except in the ordinary course of business, (g) the Company has not taken any action that would require the prior approval of its shareholders, and (h) there has not been any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets. The Company has no agreement or commitment to do any of the things described in this Section 3.10.

3.11      Transactions with Affiliates. Except for (a) regular salary payments and fringe benefits under an individual’s compensation package with the Company, (b) the issuance of the Shares pursuant to the terms and conditions of this Agreement, and (c) the Investment Documents or other contracts or agreements referred to or contemplated herein or therein, no officer, director, 5% shareholder, or spouse, parent, sibling, child or affiliate of any such person, or any other employee has any agreement, understanding, proposed transaction or is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company’s knowledge, no officer, director, 5% shareholder or spouse, parent sibling, child or affiliate of any such person has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that any such person may own stock in publicly traded companies that may compete with the Company. No spouse, parent, sibling, child or affiliate of any officer, director or 5% shareholder of the Company is directly or indirectly interested in any material contract with the Company.

3.12      Litigation, etc. There are no actions, suits, proceedings, arbitrations or investigations pending or, to the Company’s knowledge, threatened against the Company, nor, to the Company’s knowledge, is there any basis therefor, which, either in any case or in the aggregate, would result in any adverse change in the business, affairs or operations of the Company or in any of its properties or assets, or in any impairment of the right or ability of the Company to carry on its business as now conducted, or in any liability on the part of the Company, and none which questions the validity of the Investment Documents or any action taken or to be taken in connection herewith or therewith. The Company is not a party or subject to any writ, order, injunction, decree or judgment and there is no action, suit, proceeding or investigation by the Company currently pending.

3.13      Registration Rights and Voting Rights. Except as provided in the Registration Rights Agreement, dated December 21, 2006, among the Company and the Investors identified therein (the “Registration Rights Agreement”), the Company is not under any obligation to register any presently outstanding securities, or any securities which may hereafter be issued, under the Securities Act. To the Company’s knowledge, no shareholders of the Company have entered into any agreements with respect to the voting of capital shares of the Company.

3.14      Governmental and Third Party Consent, etc. No consent, approval or authorization of, or designation, declaration or filing with any governmental authority or any other third party on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement or the Investment Documents, or the offer, sale or issuance of the Shares, the Conversion Shares, the Note Shares, or the consummation of any other transaction contemplated hereby or thereby, except the filing of the Certificate of Designation with the Utah Division of Corporations and Commercial Code, and, if required, qualifications or filings under the Securities Act, the Utah Revised Business Corporation Act (the “Utah Law”) and other applicable state securities laws, which qualifications or filings, if required, will be obtained or made and will be effective within the time periods required by law.

3.15      Securities Act. Subject to the accuracy of the Purchasers’ representations in Section 4 hereof, the offer, sale and issuance of the Shares and the Notes in conformity with the terms of this Agreement, and the issuance of the Conversion Shares and the Note Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

3.16	Agreements; Action.

(a)       Except as set forth in the Company SEC Documents and as contemplated hereby, there are no agreements, understandings, instruments or contracts (whether written or oral) (each a “Contract”) to which the Company or any of its subsidiaries is a party or by which it is bound (i) that is material to the Company or the conduct of its business, (ii) that involves (1) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 in the aggregate, (2) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries, (3) the grant of rights to manufacture, produce, assemble, license, market, or sell its products or services to any other person or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services or (4) the indemnification by the Company with respect to infringements of Intellectual Property (as defined herein) or any other matter, or (iii) under which the Company is restricted from carrying on any business anywhere in the world. The Company has delivered or made available to the Purchasers a true, complete and correct copy of each written Contract and a reasonably detailed written description of each oral Contract listed on the Schedule of Exceptions.

(b)        With respect to each Contract required to be set forth in the Schedule of Exceptions pursuant to Section 3.16(a) hereof (regardless of whether such Contract is listed in such Schedule of Exceptions): (i) such Contract is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto; (ii) the Company is not in default under such Contract and, to the knowledge of the Company, no other person that is a party to such Contract is in default thereunder; and (iii) no event has occurred or no circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, such Contract.

(c)       Except as set forth in the Company SEC Documents, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of, or created any lien on or other encumbrance with respect to, any assets or rights of the Company, other than the sale of its inventory in the ordinary course of business.

3.17	Tax Returns and Payments.

(a)       All federal, state, local and foreign tax returns required to be filed by or with respect to the Company have been timely filed with the appropriate governmental or taxing authority. All such tax returns are materially accurate, true and complete, and the Company is not the beneficiary of any extension of time to file any such tax return. The Company has delivered or made available to the Purchasers complete and accurate copies of all of such tax returns.

(b)       The Company has timely paid or made provision for the payment of all federal, state, local and foreign taxes, assessments, fees, and other governmental charges upon the Company, or upon any of its properties, income, or franchises (“Taxes”) that have or may reasonably be expected to become due with respect to the business or operations of the Company for periods (or portions thereof) ending before the date hereof. All Taxes (including, without limitation, sales and use and employment taxes) that the Company is or was required to withhold or collect with respect to the business or operations of the Company prior to the date hereof have been duly withheld or collected and, to the extent required, have been timely paid to the proper governmental or taxing authority or other person. The Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions by the Company prior to the date hereof as to which the Company would have been obligated to collect or withhold Taxes.

(c)       There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Company’s assets.

(d)        There are currently no deficiencies for Taxes that have been claimed, proposed or assessed by any governmental or taxing authority against the Company or with respect to the business or operations of the Company. There are no current, pending or, to the knowledge of the Company’s founders, threatened audits, investigations or claims for or relating to any liability in respect of Taxes with respect to the business or operations of the Company, and there are no matters under discussion with any governmental or taxing authority with respect to such Taxes. No power of attorney has been executed by or on behalf of the Company with respect to any matters relating to Taxes with respect to the business or operations of the Company that is currently in force. No extension or waiver of a statute of limitations relating to Taxes with respect to the business or operations of the Company is in effect. The Company has not received a written claim within the immediately preceding three years by a governmental or taxing authority in a jurisdiction in which the Company operates or in which any of the Company’s assets are located, where the Company does not file tax returns, that the Company may be subject to taxation in that jurisdiction.

3.18      Permits. The Company has all franchises, permits, licenses and any similar governmental authority necessary for the conduct of its business, the lack of which could adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default under any of such franchises, permits, license or other similar authority.

3.19      Corporate Documents; Board Size. The Certificate of Designation and Bylaws of the Company (“Bylaws”) are in the form provided to the Purchasers. The copy of the minute books of the Company provided to the Purchasers contain minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

3.20      Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, based on the Company’s business as currently conducted, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.21	Intellectual Property.

(a)        The Company has sufficient title and ownership of, or sufficient rights to use, all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, know-how, information, and other intellectual property rights (collectively, the “Intellectual Property”) necessary to operate its business as now conducted, and believes it can obtain, on commercially reasonable terms, any additional rights necessary to operate its business as contemplated to be operated, and, to the Company’s knowledge after reasonable inquiry, the Company’s Intellectual Property does not, and would not, conflict with or constitute an infringement of the rights of others. Schedule 3.21(a) contains a complete and accurate list of all trademarks, service marks, trade names, patents, patent applications and registered copyrights of the Company.

(b)        There are no outstanding options, licenses, or agreements of any kind relating to the matters listed in Section 3.21(a) or that grant rights to any other person to manufacture, license, produce, assemble, market or sell the Company’s products or services, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity, except for “shrinkwrap” or “clickwrap” or similar licenses of commercially-available third-party software.

(c)        The Company has not received any communications alleging that the Company or its employees has violated or infringed or, by conducting it business as proposed, would violate or infringe any of the Intellectual Property of any other person or entity.

(d)        To the Company’s knowledge, no employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted.

(e)        Neither the execution nor delivery of this Agreement or the Investment Documents, nor the carrying on of the Company’s business by the employees of the Company will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

3.22	Compliance With Law, Other Instruments, Etc

(a)       The Company is not in violation or default of any provision of its Articles, Certificate of Designation or Bylaws, or any instrument, judgment, order, injunction, writ, decree, contract, obligation or commitment to which it is a party or by which it is bound, or any provision of any federal, state, local or foreign statute, rule or regulation applicable to the Company.

(b)       The execution, delivery and performance of this Agreement and the Investment Documents, and the consummation of the transactions contemplated hereby and thereby will not:

(1)       result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract;

(2)       result in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties;

(3)       result in any Purchaser being or being deemed an “Acquiring Person” under the Rights Agreement dated as of June 3, 2005, as amended (the “Rights Agreement”), constitute a “Take-over Bid” under the Rights Agreement, or otherwise give rise to a “Separation Date” under the Rights Agreement.

3.23      Real Property Holding Company. The Company is not currently, and has not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

3.24      Disclosure. The Investment Documents, the Company SEC Documents and all other documents delivered by the Company to the Purchasers or their attorneys or agents in connection with the transactions contemplated herein or therein, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein or therein in view of the circumstances under which they were made not misleading. The Company has provided each Purchaser with all information that such Purchaser has requested for deciding whether to purchase the Shares. The Company is not aware of any fact which has not been disclosed to the Purchasers which could materially and adversely affect the Company’s business, properties, prospects or financial condition, provided that there shall be excluded from this sentence the effect of general economic conditions or conditions generally applicable to the industry in which the Company operates.

3.25      Insurance. The Company has in effect insurance covering risks associated with its business in such amounts as are customary in its industry for entities of comparable size. The Company is not aware of any pending or threatened claims against the Company for personal injuries or property damage.

3.26      Qualified Small Business Stock. As of and immediately following the Closing, the Shares will meet each of the requirements for qualification as “qualified small business stock” set forth in Sections 1202(c)(1) and (3)(B) of the Code, including without limitation the following: (i) the Company will be a domestic C corporation, (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period proceeding the Closing and (iii) the Company’s (and any predecessor’s) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3). As of the Closing, at least 80% (by value) of the assets of the Company are used by it in the active conduct of one or more qualified trades or businesses, as defined by Code Section 1202(e)(3), and the Company is an eligible corporation, as defined by Code Section 1202(e)(4).

3.27      Control Shares Acquisitions Act. The Company is an “issuing public corporation” as defined by Utah Code Annotated section 61-6-5, as amended. Accordingly, the issuance by the Company of the Shares to the Purchasers, and the future issuance of the Conversion Shares and the Note Shares, will not constitute a control share acquisition as defined by Utah Code Annotated section 61-6-3, as amended, (specifically pursuant to (4) thereof). Further, the Company’s bylaws have, prior to the date hereof, been amended to provide that the Control Shares Acquisitions Act (Utah Code Annotated section 61-6-1 et. seq.) does not apply to control share acquisitions of shares of the Company (see Utah Code Annotated section 61-6-6, as amended).

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser solely on its own behalf, severally and not jointly, hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1        Requisite Power and Authority. Each Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver the Investment Documents to which it is a party and to carry out the provisions contained therein. All actions on each Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of each Purchaser, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

4.2        Investment Representations. Each Purchaser understands that neither the Shares or the Notes, nor the Conversion Shares or the Note Shares, have been registered under the Securities Act. Each Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon each Purchaser’s representations contained in the Agreement. Each Purchaser hereby represents and warrants as follows:

(a)        Purchaser Bears Economic Risk. Purchaser is an accredited investor, as that term is defined in Rule 215 under the Securities Act. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares, the Conversion Shares, and the Note Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that, except as provided in the Registration Rights Agreement, the Company has no present intention of registering, or obligation to register, the Shares, the Conversion Shares, the Note Shares, or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares, the Conversion Shares or the Note Shares under the circumstances, in the amounts or at the times each Purchaser might propose.

(b)        Acquisition for Own Account. Each Purchaser is acquiring the Shares, the Conversion Shares and the Note Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)        Purchaser Can Protect Its Interest. Each Purchaser represents that by reason of its, or of its management’s, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(d)        Company Information. Each Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Each Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(e)        Rule 144. Each Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares and Note Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

(f)         Residence. If the Purchaser is an individual, then, as of the Closing, the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the signature page of this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then, as of the Closing, the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on the signature page of this Agreement.

SECTION 5.	CONDITIONS TO CLOSING.

5.1        Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to purchase Shares at the Closing is subject to the satisfaction, at or prior to the Closing of the following conditions:

(a)        Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except for such representations and warranties that are qualified as to materiality, material adverse effect or material adverse change which shall be true and correct in all respects)as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b)        Legal Investment. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares and Note Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

(c)        Authorizations. The Company shall have obtained any and all consents, approvals, qualifications, orders or authorizations of, filings with, or notices to the Board of Directors, the shareholders of the Company and any governmental authority or any other third party, including without limitation the qualification of the Shares, the Conversion Shares and the Note Shares, or the satisfaction of registration exemptions, under applicable state securities or “Blue Sky” laws, required in connection with the Company’s valid execution, delivery or performance of (a) the Investment Documents, (b) the offer, sale and issuance of the Shares, the Conversion Shares and the Note Shares, and (c) the consummation of any other transaction contemplated on the part of the Company in connection with the Agreement and the Investment Documents. The Company shall have delivered to the Purchasers copies of any such items with respect to governmental authorities or third parties.

(d)        Filing of Certificate of Designation. The Certificate of Designation shall have been filed with the Utah Division of Corporations and Commercial Code and shall be in full force and effect on the Closing Date.

(e)        Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

(f)         Agreements Effective. The Investment Documents will have been duly executed by the Company and parties other than the Purchasers required to execute such documents and delivered and will be in full force and effect on the Closing Date.

(g)        Reservation of Conversion Shares and Note Shares. On or before the Closing Date, the Conversion Shares issuable upon conversion of the Shares, and the Note Shares issuable upon conversion of the Notes shall have been duly authorized and reserved for issuance upon such conversion.

(h)        Compliance Certificate; Secretary’s Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d), (e) and (g) of this Section 5.1 have been satisfied. The Company shall have delivered to the Purchasers copies of each of the following, in each case certified by the Secretary of the Company to be in full force and effect on the Closing Date:

(i)       the Certificate of Designation, certified by the Utah Division of Corporations and Commercial Code as of a date not more than five (5) days prior to the Closing Date;

(ii)      a good standing certificate with respect to the Company, certified by the Utah Division of Corporations and Commercial Code as of a date not more than five (5) days prior to the Closing Date and a confirmation that the Company is in good standing as of the Closing Date;

(iii)     a good standing certificate with respect to the Company certified by the Secretary of State or other appropriate governmental authority of each of the states in which the conduct of its business or the ownership or leasing of assets requires it to be qualified or licensed to do business in such state, in each case as of a date not more than five (5) days prior to the Closing Date and a confirmation that the Company is in good standing as of the Closing Date;

(iv)     the Bylaws, as amended through the Closing Date, acceptable in form and substance to the Purchasers; and

(v)       resolutions of the Company’s Board of Directors, the form and substance of which are satisfactory to the Purchasers, authorizing the adoption, execution and filing of the Certificate of Designation, and authorizing the execution, delivery and performance of this Agreement and the Investment Documents, and the transactions contemplated hereby and thereby, including the issuance and sale of the Shares, exempting the transactions contemplated by this Agreement and the Investment Documents from the Utah Control Shares Acquisitions Act, and amending the Rights Agreement to comply with Section 3.22(b)(3) of this Agreement.

(i)          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(j)         No Material Adverse Change. As of the Closing Date, there shall have been no material adverse change in the Company’s assets, business, condition (financial or otherwise) or prospects since the date of this Agreement.

5.2        Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at the Closing Date is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)        Representations and Warranties True. The representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct in all material respects at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

(b)        Performance of Obligations. Each Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by that Purchaser on or before the Closing Date.

(c)        Filing of Certificate of Designation. The Certificate of Designation shall have been filed with the Utah Division of Corporations and Commercial Code and shall be in full force and effect on the Closing Date.

(d)       Agreements Effective. The Investment Documents will have been executed by the Purchasers and will be in full force and effect on the Closing Date.

SECTION 6.	POST-CLOSING COVENANTS.

6.1	Board of Directors

(a)        Board Observation Rights. Notwithstanding anything herein to the contrary, one representative designated by the Purchasers will be an observer entitled to Board Observation Rights. “Board Observation Rights” means the right to receive notice of, to attend and to observe the all meetings of the Board of Directors and all of its committees (including informal meetings, meetings at which less than a quorum of directors is present and telephonic meetings), and to receive any and all written materials distributed to members of the Board of Directors relating to such meetings or a proposed action by the Board of Directors by written consent in lieu of a meeting, but does not include any right to actively participate in such meetings, to vote on matters brought before the Board of Directors, or otherwise to exercise any of the powers of a duly-elected member of the Board of Directors.

(b)        Reimbursement. The Company will reimburse the Purchaser observer for all reasonable out-of-pocket expenses of attending board and committee meetings.

6.2        Legal Expenses of Purchasers’ Counsel. Promptly after (and conditioned on) the Closing and upon receipt of an invoice therefor, Company will reimburse the Purchasers for their reasonable legal fees for Butzel Long, P.C. and expenses in connection with the transactions contemplated by this Agreement and the Investment Documents, up to maximum of the face value of the Notes.

6.3        Periodic Information. For so long as any of the Shares, the Conversion Shares or the Note Shares are outstanding, the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act. If for any reason the Company shall not be subject to Section 13 or 15(d) of the Exchange Act, the Company shall provide the holders of the Shares, the Conversion Shares or the Note Shares with the information specified under Section 144A(d) of the Securities Act.

6.4        Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance of the Conversion Shares and the Note Shares, such number of shares as may be issued upon conversion of the Shares or Notes not previously converted.

6.5        Notice of Action. Unless the Company faces a material, imminent risk of loss from the actions of a creditor or customer that necessitates immediate action by the Company (an “Imminent Threat”), the Company shall give to the Purchasers not less than 48 hours written notice of any action that the Company is intending to take or refrain from taking that could reasonably be expected to have a material adverse effect on the Company, its assets or prospects, including but not limited to, any bankruptcy filing, or in the case of an Imminent Threat, prior written notice as soon as reasonably practicable under the circumstances; provided that, each of the Purchasers has agreed to be bound by the Company’s policy concerning insider trading.

6.6        Negotiations with Prior Shareholders of Xtrasource Acquisition, Inc. The Company shall as soon as possible, but in any event before August 30, 2007, obtain a settlement and general release from the prior shareholders of Xtratime, Inc. (fka Xtrasource, Inc.), for any and all claims that it and they may have, past, present or future against the Company; including, without limitation, any claims relating, directly or indirectly, to the payment of any earn-out that may be due or claimed to be due to such persons, all in form and substances reasonable acceptable to the Purchasers. To the extent effecting any of the above is impossible due to circumstances beyond the control of the Company, the Company will use its best efforts to take any action or enter into any transaction with the Purchasers necessary to provide the Purchasers with rights as substantially similar to the above as possible.

6.7        Additional Funding. Subject to the satisfaction of certain benchmarks by the Company and such other terms and conditions as may be agreed upon by the Purchasers, the Company, and the Company’s existing secured lender (i.e., Silicon Valley Bank), the Purchasers agree to fund from time to time, as may be necessary, as much as $1,000,000 to the Company’s existing secured lender (for use by the Company), in the form of the purchase of last-out participations or junior secured debt (as may be agreed to in writing by the Purchasers and the Company) which the Purchasers may elect thereafter to exchange for equity securities to be issued to the Company on terms acceptable to the Purchasers. Notwithstanding anything to the contrary in this paragraph 6.7, the obligation of the Purchasers shall be a several obligation, with each Purchaser obligated, subject to such terms and conditions, to fund one-third (1/3) of such funding commitment.

6.8        Board Size. The Company agrees that, upon request of the Purchasers, it will increase the size of the board to 9 and appoint three representatives designated by the Purchasers to the board to fill the vacancies created by the increased board size. Immediately upon receipt of a notice from the Purchasers under Section 3(b) of the Certificate of Designation nominating and/or designating individuals to serve on the Company’s Board of Directors (a “Series C Nomination”), the Company shall take all action necessary (including without limitation calling a special meeting of the shareholders of the Company) to cause the persons identified in the Series C Nomination to become appointed and/or elected to the Board of Directors of the Company.

SECTION 7.	INDEMNIFICATION

7.1        Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing and any investigation made by the Purchasers. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder.

7.2	Indemnification.

(a)        From and after the Closing, the Company shall indemnify, save and hold harmless the Purchasers and their respective equity holders, officers, directors, employees, agents, successors and assigns from and against any and all Damages arising out of, resulting from or incident to:

(i)       the material breach of any representation or warranty made by the Company in this Agreement (or, as to any representation or warranty qualified by materiality, any breach thereof); or

(ii)      the material breach of any covenant or agreement by the Company contained in any Investment Document (or, as to any covenant or agreement qualified by materiality, any breach thereof).

(b)       From and after the Closing, each Purchaser, severally and not jointly, shall indemnify, save and hold harmless the Company from and against and all Damages arising directly out of or resulting directly from or incident to:

(i)        the material breach of any representation or warranty made by such Purchaser in this Agreement; or

(ii)      the material breach of any covenant or agreement by such Purchaser contained in any Investment Document which is to be performed after the Closing (or, as to the obligation to pay the Purchase Price or as to any covenant or agreement qualified by materiality, any breach thereof).

(c)       Any Party seeking indemnification under this Section 7.2 (an “Indemnified Party”) shall give the Party from whom indemnification is being sought (an “Indemnifying Party”) notice of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement as soon as practicable after the Party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 7.2. The liability of an Indemnifying Party under this Section 7.2 with respect to Damages arising from claims of any third party which are subject to the indemnification provided for in this Section 7.2 (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 7.2 except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists a material conflict of interest (other than one that is of a monetary nature) that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided that the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one separate counsel for all Indemnified Parties, taken together. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. No Third Party Claim that is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party.

(d)       The term “Damages” shall mean any and all reasonable costs or losses resulting directly from any Taxes, liabilities, obligations, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of Third Party Claims), reasonable attorneys’ fees, and all amounts paid in investigation, defense or settlement of any of the foregoing. The term “Damages” as used in this Section 7.2 is not limited to matters asserted by third parties against the Company or Purchasers, but includes Damages incurred or sustained by the Company or Purchasers in the absence of Third Party Claims. Notwithstanding the foregoing, Damages shall not include any consequential, indirect, exemplary, special or incidental damages, including any lost profits.

SECTION 8.	MISCELLANEOUS.

8.1        Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE INVESTMENT DOCUMENTS SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN NEW YORK RESIDENTS ENTERED INTO AND PERFORMED ENTIRELY IN NEW YORK. THE PURCHASERS AND THE COMPANY HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE INVESTMENT DOCUMENTS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY INVESTMENT DOCUMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

8.2        Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

8.3        Successors and Assigns. A Purchaser may transfer all or any portion of its Shares, provided that the transferee, including any Permitted Transferee, agrees in writing to be bound by the terms of this Agreement. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns (including without limitation any Permitted Transferee), heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares, the Conversion Shares or the Note Shares from time to time. “Permitted Transferee” means (a) in the case of an Purchaser that is a partnership, (1) any constituent partner of such partnership and (2) any affiliated partnership, limited liability company or other entity managed by the same management company or general partner or any affiliate of such management company or general partner, and, (b) in the case of an Purchaser that is a limited liability company, (1) any member of such limited liability company and (2) any affiliated limited liability company, partnership or other entity managed by the same management company or member or any affiliate of such management company or member, (c) any affiliate (as that term is defined in Rule 405 promulgated by the Commission under the Securities Act) of the applicable person, (d) in the case of an Purchaser that is a corporation, any officer, director or principal shareholder thereof, (e) in the case of an Purchaser that is an individual, the spouse, children, grandchildren or spouse of such children or grandchildren of such person or to pension or benefit plans or trusts for the benefit of such person or such person’s spouse, children, grandchildren or spouse of such children or grandchildren and (f) in the case of an Purchaser that is a trust, any beneficiary of such trust.

8.4        Entire Agreement. The Investment Documents, together with any Exhibits and Schedules, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Specifically, the Investment Documents supersede the Letter Agreement, all negotiations, prior discussions, agreements, arrangements, and understandings, written or oral, relating to the subject matter of the Investment Documents.

8.5        Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.6        Amendment and Waiver. This Agreement may be amended after the date hereof by the written consent of Company and the holders of a majority of the Shares (including any Conversion Shares or Note Shares). Any such amendment will be binding on Company, each of the Purchasers and the transferees obtaining such Shares, Conversion Shares or Note Shares. The obligations of the Company and the rights of the Purchasers under the Agreement may be waived only with the written consent of Company and the holders of a majority of the Shares (including any Conversion Shares or Note Shares).

8.7        Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Certificate of Designation shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser’s part of any breach, default or noncompliance under this Agreement or under the Certificate of Designation or any waiver on such party’s part of any provisions or conditions of the Agreement or the Certificate of Designation must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Certificate of Designation, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

8.8        Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex, facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and any Purchaser at the address as set forth on the signature page hereof or at such other address as the Company or the Purchasers may designate by ten (10) days advance written notice to the other parties hereto.

8.9        Expenses. The Company will bear all of its own expenses, in connection with the preparation, execution and negotiation of this Agreement, the Investment Documents and the transactions contemplated hereby and thereby, and will pay, and hold the Purchasers and all holders of Shares, any Conversion Shares and any Note Shares, harmless against liability for the payment of, (i) the fees and expenses of the Purchasers’ special counsel described in Section 6.2 and (ii) stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Shares, any Conversion Shares or any Note Shares.

8.10      Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.11      Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.12      Counterparts. This Agreement and the Investment Documents may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.13      Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.13 being untrue.

8.14      Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that, as among all Purchasers, no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares, the Conversion Shares or the Note Shares.

8.15      Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as to the identity of the parties hereto may require.

8.16	Restrictive Legends and Stop-Transfer Orders.

(a)         Legends. Each Purchaser understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by state or federal securities laws, or by the Bylaws of the Company, or by any other agreement between Purchaser and the Company or between Purchaser and any third party:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

(b)       Stop-Transfer Instructions. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)       Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

(d)       Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 8.16(a) and the stop transfer instructions with respect to such Shares, Conversion Shares or Note Shares shall be removed and the Company shall issue a certificate without such legend to the holder thereof (i) if such Shares, Conversion Shares or Note Shares are registered under the Securities Act, a prospectus meeting the requirements of Section 10 of the Securities Act is available and the Purchaser represents that such shares have been or will be promptly sold pursuant to such registration, (ii) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or (iii) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Shares, Conversion Shares or Note Shares may be made without registration.

8.17      Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (i) consents, waivers, amendments and modifications which may hereafter be executed and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

8.18      Trustee Exculpation. The execution of this Agreement by a trustee on behalf of a trust shall not create any liability of, or require performance of any covenant or agreement by the trustee individually, such liability being limited to the assets of the trust on behalf of which this Agreement is being executed by a trustee.

8.19      Waiver of Provisions of Series B Purchase Agreement. To the extent that the execution delivery and performance of this Agreement or any of the Investment Documents constitutes a breach of any of the representations, warranties or covenants of any party to the Series B Convertible Participating Preferred Stock Purchase Agreement dated as of December 6, 2006, as amended, by and among the Company and the “Purchasers” identified therein (the “Series B Purchase Agreement”), such breach is hereby waived.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY	SENTO CORPORATION

By /s/ Kim A. Cooper
Name Kim A. Cooper
Title: President & CEO

Address: 420 East South Temple
Suite 400
Salt Lake City, Utah 84111

Facsimile No.: 801-762-4750

Email Address: kim_cooper@sento.com

PURCHASERS	DSL CAPITAL GROUP, INC

By: /s/ Thomas Rooney
Thomas Rooney
Title: Principal/Officer

Amount of Purchase: 16,667 Shares

Address: 515 Madison Avenue, 21st Floor
New York, New York 10022
Facsimile No.: 212-838-7818
Email Address: trooney@cginy.com

GREAT CABLE MASTER FUND, LTD.

By: /s/ Jacques Soenens
Jacques Soenens
Managing Partner

Amount of Purchase: 16,666 Shares

Address: 601 California Street
San Francisco, CA 94108
Facsimile No.: 415-986-4140
Email Address: js@greatgablepartners.com

PLUTUS TRANSEO FUND, L.P.
By: Plutus Capital Management LLP

Its Investment Advisor
By: /s/Hasan Sabri
Hasan Sabri
Chief Operating Officer

Amount of Purchase: 16,667 Shares

Address: 3 New Burlington Street
London W1S 2JF
United Kingdom
Facsimile No.: +44-207-152-6031
Email Address:

934544.8

SUBORDINATED CONVERTIBLE NOTE AND

SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE

AND SECURITY AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS
NAME	SHARES ACQUIRED AT CLOSING	PURCHASE PRICE AT CLOSING
DSL Capital Group, Inc.	16,667	$16,667.00
Great Gable Master Fund, Ltd.	16,666	16,666.00
Plutus Transeo Fund, L.P.	16,667	16,667.00

TOTAL:	50,000	$50,000

SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

Exhibit B

CERTIFICATE OF DESIGNATION

SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT C

SCHEDULE OF EXCEPTIONS

This Schedule of Exceptions is made and given pursuant to Section 3 of the Series C Convertible Preferred Stock Purchase Agreement, dated as of August 17, 2007. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT D

CAPITALIZATION TABLE

	Before Closing	After Closing

Total Shareholders’ Equity

Total Capitalization

Fully Diluted

(Accounts for options on ______ Shares @ $____ per share currently outstanding)

	Before Closing	After Closing

Total Shareholders’ Equity

Total Capitalization